EXHIBIT 2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 15, 1995 included in this Form 11-K, into the company's previously filed Registration Statements File No. 33-88466, 33-88324, 33-64818, 33-39310, 33-39311 and 33-35202. It should be noted that we have not audited any financial statements subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.



                                                         /s/Arthur Andersen LLP

Raleigh, North Carolina
October 20, 1995